UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2013

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey	07407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2013, the Organization and Compensation Committee of the Board of Directors (the “Committee”) of Sealed Air Corporation (the “Company”) established the Sealed Air Corporation Deferred Compensation Plan for Key Employees (the “Plan”). The Plan is an unfunded nonqualified deferred compensation plan designed to provide selected employees of the Company the opportunity to defer the payment of a portion of base salary and certain cash annual incentive compensation.

The Plan permits (1) the Committee to designate executive officers of the Company to participate in the Plan and (2) the Chief Executive Officer of the Company to designate Company employees other than executive officers to participate in the Plan. The Committee has determined that the U.S. executive officers of the Company will be eligible to participate in the Plan for 2013.

Each year the Plan permits participating employees to elect to defer (1) up to 50% of base salary for the year and (2) up to 100% of the cash annual incentive award for the year payable under the Sealed Air Corporation Annual Incentive Plan. The Plan permits discretionary contributions by the Company. Participant account balances will be credited with interest or will be deemed to be invested in an investment index or vehicle, as determined by the Committee.

A participant’s account will be distributed based on the participant’s payment election made at the time of deferral. A participant can elect to have deferrals credited to a “retirement account” to be paid in a lump sum or installments (over 5, 10 or 15 years) commencing the seventh month after termination of employment or at a later age or date selected by the participant. Alternatively, a participant can have up to two “in-service accounts” that will be payable in a lump sum or 5 annual installments on a date specified by the participant (or earlier upon a termination of employment).

The foregoing summary of the terms and conditions of the Plan is not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Plan included as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Sealed Air Corporation Deferred Compensation Plan for Key Employees

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Norman D. Finch Jr.
Name:	Norman D. Finch Jr.
Title:	Vice President, General Counsel and Secretary

Dated: June 26, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	Sealed Air Corporation Deferred Compensation Plan for Key Employees